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CUSIP No.      69439610             13G                       Page 7 of 9 Pages
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                          EXHIBIT 1 TO SCHEDULE 13G
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                               December 9, 1997
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           MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MORGAN STANLEY

         ASSET MANAGEMENT INC., hereby agree that, unless differentiated,

         this Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY ASSET MANAGEMENT INC.

   BY:      /s/ Donald P. Ryan
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            Donald P. Ryan / Morgan Stanley Asset Management Inc.


            MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

   BY:      /s/ Bruce Bromberg
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            Bruce Bromberg / Morgan Stanley & Co. Incorporated